UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2012

LASALLE HOTEL PROPERTIES
(Exact name of registrant specified in its charter)

Maryland	1-14045	36-4219376
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center
Suite 1200
Bethesda, Maryland 20814
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 16, 2012, upon the recommendation of the Nominating and Governance Committee, the Board of Trustees (the "Board") of LaSalle Hotel Properties (the "Company") increased the size of the Board from seven members to eight members and appointed Denise Coll to the Board, effective March 2, 2013, subject to re-election at the next annual meeting of the shareholders to be held in April 2013.
Ms. Coll recently announced her retirement from Starwood Hotels & Resorts Worldwide, Inc. (NYSE:HOT) ("Starwood") where she served as President, North America Division, leading Starwood’s largest region with over 500 hotels, a position she held since 2007. During her tenure, Ms. Coll successfully navigated Starwood’s North American hotels through the economic downturn and oversaw substantial growth in Starwood’s hotel footprint within North America. She also spearheaded the launch of two new brands, Aloft and Element. Ms. Coll serves on the advisory board of the Boston University School of Hospitality and the advisory boards of University of Massachusetts’ HRTA and Eisenberg School of Management. She is a member of the American Hotel & Lodging Association and currently serves as the Chairman of its Diversity Council. Ms. Coll holds a Bachelor of Science in Hotel, Restaurant and Travel Administration from the University of Massachusetts and a Masters of Business Administration from Simmons College.
Effective on March 2, 2013, Ms. Coll will become eligible to receive the standard compensation provided by the Company to its other non-employee trustees.  Additionally, in connection with Ms. Coll’s appointment to the Board of Trustees, the Company and Ms. Coll will enter into an indemnification agreement in substantially the same form as the Company has entered with each of the Company’s existing trustees. Ms. Coll is not a party to any arrangement or understanding with any person pursuant to which she was appointed as a trustee, nor is she a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.
Item 7.01.    Regulation FD Disclosure
On October 17, 2012, the Company announced that Ms. Coll has been elected to the Company’s Board of Trustees, effective March 2, 2013. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits
(d)     Exhibits

Exhibit Number	Description
99.1	Press release, dated October 17, 2012
The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ Bruce A. Riggins
Bruce A Riggins
Chief Financial Officer, Executive Vice President and Secretary

Dated: October 17, 2012

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated October 17, 2012